Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-221630 and 333-239645, etc.) of NI Holdings, Inc. and Subsidiaries of our report dated March 6, 2026, with respect to the consolidated financial statements, and financial statement schedule of NI Holdings, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting, included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP
New York, New York
March 6, 2026

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